AMENDMENT NO. 1 TO THE SUBADVISORY AGREEMENT


       This AMENDMENT NO. 1 TO THE SUBADVISORY AGREEMENT (the "Amendment") is effective as of October 1, 2013 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and PINEBRIDGE INVESTMENTS, LLC, a Delaware limited liability company (the "Subadviser").

WITNESSETH:

       WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust ("SST"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "SST Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to SST; and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and
       WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust ("SAST," and collectively with SST, the "Trusts"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "SAST Advisory Agreement," and collectively with the SST Advisory Agreement, the "Advisory Agreements"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to SAST; and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

       WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated March 29, 2010, with respect to the Trust; and

       WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

       NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A to the Subadvisory Agreement is hereby amended to reflect the amended fees for the index component of the Diversified Fixed Income Portfolio of SST. The revised Schedule A is also attached hereto.

Portfolio(s) 				Fee Rate
					(as a percentage of the average daily
					net assets the Subadviser manages in
					the portfolio)


Diversified Fixed Income Portfolio 	US Government Index Component -
					0.12% first $150 million
					0.08% next $100 million
					0.06% over $250 million




	Subadviser shall manage the assets of the index component of the Diversified Fixed Income Portfolio of SST and shall be compensated as noted above.

6.	Counterparts.	This Amendment may be executed in two or more
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

7.	Full Force and Effect.	Except as expressly supplemented, amended or
consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

8.	Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

       IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.		PINEBRIDGE INVESTMENTS, LLC

By: __/s/ Peter A. Harbeck____________________
Name:	Peter A. Harbeck
Title:	President and Chief Executive Officer
						By: __/s/_Peter Hu_________
						Name:    Peter Hu
						Title:      Vice President





SCHEDULE A

Effective October 1, 2013



Portfolios                                         Annual Fee
                                             (as a percentage of the average
                                              daily net assets the Subadviser
                                              manages in the portfolio)

SST

Multi-Managed Growth Portfolio
(Balanced Component)  				0.25% on first $200 million
                                                0.20% on the next $300
						million
                                                0.15% over $500 million

Multi-Managed Moderate Growth Portfolio
(Balanced Component)                            0.25% on first $200 million
                                                0.20% on the next $300
						million
                                                0.15% over $500 million

Multi-Managed Income Portfolio
(Balanced Component)  				0.25% on first $200 million
                                                0.20% on the next $300
						million
                                                0.15% over $500 million

Multi-Managed Income/Equity Portfolio (Balanced
Component)                                      0.25% on first $200 million
                                                0.20% on the next $300
						million
                                                0.15% over $500 million

International Equity                            0.15% - first $500 million
                                                0.05% - over $500 million

Diversified Fixed Income-Index Component    U.S. Government Index Component
      U.S. Government Index Component -         0.12% first $150 million
                                                0.08% next $100 million
                                                0.06% over $250 million

Core Bond Component -                          Core Bond Component
                                                0.25% first $200 million
                                                0.20% next $300 million
                                                0.15% over $500 million
SAST

High Yield Bond Portfolio                       0.40% on first $50 million
                                                0.30% on next $200
						million
						0.25% thereafter


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Subadvisory Agreements\PineBridge\Form of PineBridge Amendment No. 1 to
Subadvisory Agreement (10-01-13).doc